UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): May 7, 2024

Inter Parfums, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, NY 10176
(Address of Principal Executive Offices)

212.983.2640
(Registrant’s Telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $.001 par value per share	IPAR	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions

Certain portions of our press release dated May 7, 2024, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•	The 1st, through, 7th, and the 10th, 13th, and 15th full paragraphs relating to results of operations for the first quarter of 2024
•	Portions of the 8th, 12th and 14th relating to results of operations for the first quarter of 2024
•	The 19th through 21st paragraphs relating to the Conference call to be held on May 8, 2024
•	The consolidated statements of income and consolidated balance sheets

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated May 7, 2024, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein and are filed pursuant to this Item 7.01 and Regulation FD.

•	Portions of the 8th paragraph relating to certain 2024 product launches for the remainder of the year
•	The 9th paragraph relating to portfolio new products launches and growth for 2024
•	The 11th paragraph relating to the favorable fragrance market for our products
•	Portions of the 12th paragraph relating to product price increases for the second half of 2024
•	Portions of the 14th paragraph relating to advertising and promotion spending for the remainder of the year
•	The 16th and 17th paragraphs relating to 2024 guidance
•	The 24th paragraph relating to forward-looking information
•	The balance of such press release not otherwise incorporated by reference in Item 2.02.

Item 8.01. Other Events

•	The 18th paragraph relating to dividends

Item 9.01 Financial Statements and Exhibits.

99.1	Our press release dated May 7, 2024

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 7, 2024

Inter Parfums, Inc.

By:	/s/ Michel Atwood
Michel Atwood
Chief Financial Officer